Exhibit 99.10(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 18 to the Registration Statement on Form N-4 (No. 333-179649) (the “Registration Statement”) of our report dated March 25, 2019, relating to the consolidated financial statements and financial statement schedules of Protective Life Insurance Company and subsidiaries for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama
April 28, 2021